EXHIBIT 99-2


BRIAN I. GLICKER (SBN 165866)
SHIREEN MOHSENZADEGAN (SBN 237882)
GLICKER & ASSOCIATES
A Professional Law Corporation
15303 Ventura Blvd., Suite 400
Sherman Oaks, California 91403
Telephone: (818) 788-8886
Fax: (818) 788-8098

Attorneys for Plaintiff

                          UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA

David Dadon, an Individual;               )  Case No.: CV06-4172 GPS(RCx)
                   Plaintiff,             )
                                          )  DAVID DADON'S COMPLAINT
                                          )  FOR:
         vs.                              )  1.  Breach of Contract
                                          )  2.  Libel
Brookmount Explorations, Inc.; a          )  3.  False Light
Nevada Corporation; Peter Flueck, an      )  4.  Breach of Employment Contract
Individual; Zaf Sagur, an Individual;     )      with Specified Term
and Does 1 through 10 inclusive;          )  5.  Employer's Breach of Implied
                   Defendants.            )      Covenant of Good Faith and Fair
                                          )      Dealing
                                          )  6.  Fraud and Intentional Deceit
                                          )  7.  Negligent Interference with
                                          )      Prospective Business Advantage
                                          )  8.  Liability of Corporate Director
                                          )      or Officer for Corporation's
                                          )      Wrongful Conduct
                                          )  9.  Intentional Infliction of
                                          )       Emotional Distress
                                          )  10. Negligent Infliction of
                                          )      Emotional Distress
                                          )
                                          ) REQUEST FOR JURY TRIAL
-------------------------------------------

         COME NOW Plaintiff DAVID DADON (hereinafter referred to as "PLAINTIFF") alleging causes of action against Defendants as follows:

                             INTRODUCTORY PARAGRAPHS
                             -----------------------

         1. This court has original jurisdiction under 28 USC ss.1332., in that it is a civil action between citizens of different states in which the matter in controversy exceeds, exclusive of costs and interest, $50,000.000.


                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 1

         2. Venue is proper pursuant to 28 USC ss. 1391. Venue in the Western Division is appropriate under the Local Rules of this Court since the acts complained of here have taken place, at least in part, in the county of Los Angeles, California.

         3. At all times herein mentioned, PLAINTIFF, was and is an individual, residing in the State of California, County of Los Angeles.

         4. PLAINTIFF is informed and believes, and thereon alleges, that at all times relevant herein, Defendant, BROOKMOUNT EXPLORATIONS, INC., (hereinafter referred to as "BROOKMOUNT"), was and now is a valid corporation registered in Nevada and is a publicly traded company with an agent for service of process at the Nevada Agency & Trust Company at 50 W Liberty Street, Suite 880, Reno, NV 89501.

         5. PLAINTIFF is informed and believes and thereon alleges, that at all times relevant herein, Defendant PETER FLUECK, (hereinafter referred to as "FLUECK"), is an individual residing in Alberta and/or Edmonton, Canada, and serving as President and Director of BROOKMOUNT.

         6. PLAINTIFF is informed and believes and thereon alleges, that at all times relevant herein, Defendant ZAF SANGUR, (hereinafter referred to as "SANGUR"), is an individual residing in Vancouver, Canada, and serving as Secretary, Director, and Treasurer of BROOKMOUNT.

         7. Plaintiff is ignorant of the true names and capacities of defendants sued herein as Does 1 through 10, inclusive, and therefore sues these defendants by such fictitious names. PLAINTIFF will amend this complaint to allege their true names and capacities when ascertained. PLAINTIFF is informed and believes and thereon alleges that each of the fictitiously named defendants is responsible in some manner for the occurrences herein alleged, and that PLAINTIFF'S injuries and damages herein alleged were proximately caused by their conduct in the County of Los Angeles.



                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                  COMPLAINT - 2

         8. PLAINTIFF is informed and believes and thereon alleges that at all times material hereto, each defendant was completely dominated and controlled by each of its/her/his co-defendants, and that each was the alter ego and agent of the other.

         9. PLAINTIFF is informed and believes, and thereupon alleges that at all times herein mentioned, defendants, and each of them, were acting as the agents, servants, and employees of each other, and were acting within the full course and scope of their employment or agency, with the full knowledge, consent, permission and authorization, either express or implied, of each other, and of all the remaining defendants. All acts and/or omissions of each defendant herein alleged were ratified and approved by every other defendant, and by the officers or managing agents of every other defendant.

                           FACTS COMMON TO ALL COUNTS
                           --------------------------

         10. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9 of this Complaint as if set forth in full herein.

         11. On or about December 7, 2005 BROOKMOUNT and PLAINTIFF signed a Letter of Intent in anticipation of a formal agreement between them.


         12. The Secretary of State of Nevada's records were updated on or about December 11, 2006, and reflected PLAINTIFF as holding the Secretary, Treasurer, and Director positions.






                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                  COMPLAINT - 3

         13. On or about December 20, 2005 PLAINTIFF opened an account with Scotia Bank for BROOKMOUNT, as the Secretary, Director, and Chairman of BROOKMOUNT.

         14. On or about December 31, 2005 a written employment contract ("Agreement") was entered into between PLAINTIFF and BROOKMOUNT.

         15. The Agreement retained PLAINTIFF to serve as a member of BROOKMOUNT'S Board of Directors, the Chairman of BROOKMOUNT'S Board of Directors, and BROOKMOUNT'S Corporate Secretary. The Agreement also retained PLAINTIFF'S services for reasonable efforts in seeking funding for BROOKMOUNT if and when necessary.

         16. PLAINTIFF was instructed that his positions entailed all the normal and legally required duties of a director and officer of a publicly traded U.S. company. In addition, PLAINTIFF was instructed to report to FLUECK as President and Chief Executive Officer of BROOKMOUNT.

         17. The Agreement was for a term of two years ending on December 31, 2007, with a provision to continue thereafter on a month to month basis.

         18. In consideration of his services the Agreement stated that PLAINTIFF would receive $10,000 a month, reimbursement for all expenses incurred by PLAINTIFF on behalf of BROOKMOUNT, and 10% of all funding raised by or on behalf of BROOKMOUNT as a result of PLAINTIFF'S efforts.

         19. PLAINTIFF was also issued and allotted voting common shares in the capital of BROOKMOUNT, and given options to purchase more through December 31, 2010.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                  COMPLAINT - 4

         20. The Agreement was signed by PLAINTIFF and BROOKMOUNT.

         21. On or about, January 10, 2006 BROOKMOUNT finalized a previously agreed upon agreement with Bayshore Media Group, Ltd. For BROOKMOUNT to purchase 150,000 of Bayshore shares for $150,000. This agreement was made pursuant to a resolution of the Board of Directors of Bayshore made on or about January 6, 2006. PLAINTIFF, as Chairman and Secretary of BROOKMOUNT, purchased those shares on behalf of BROOKMOUNT and authorized the check to Bayshore.

         22. On or about April 26, 2006 PLAINTIFF was removed as Director and as Chairman of the Board of the Company. According to the May 26, 2006 BROOKMOUNT Quarterly Report PLAINTIFF'S removal was for cause, as a result of PLAINTIFF'S alleged withdrawal of $150,000 from the BROOKMOUNT bank account. BROOKMOUNT stated that "Mr. Dadon was not an authorized signatory on the Company's bank account and had not been granted any such authority to withdraw the funds by the Company's Board of Directors."

                              FIRST CAUSE OF ACTION
                              ---------------------

                    BREACH OF CONTRACT AGAINST ALL DEFENDANTS
                    -----------------------------------------

         23. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9 and 11 through 22 of this Complaint as if set forth in full herein.

         24. PLAINTIFF and BROOKMOUNT entered into a written contract on or about December 31, 2005. The Agreement explicitly stated that "the term of [the] Agreement [would] be for the 2-year period ending December 31, 2007, and it shall continue thereafter on a month-to-month basis until terminated by not less than 60 days written notice by one Party to the other." ("The Agreement" dated December 31, 2005.) Furthermore, the Agreement stated that during the Term PLAINTIFF would "serve BROOKMOUNT as a member of its Board of Directors, Chairman of its Board of Directors, and Corporate Secretary; use his best reasonable efforts under the circumstances to, from time to time, raise funding, whether debt or equity, for BROOKMOUNT if, as and when, and from time to time, BROOKMOUNT resolves to seek funding." ("The Agreement" dated December 31, 2005.)





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                  COMPLAINT - 5

         25. PLAINTIFF was required to, and did, perform the normal, legally required duties of a director and officer, and performed the activities he was instructed to perform by resolution of the Board of Directors of BROOKMOUNT. According to Nevada law, "the board of directors has full control over the affairs of the corporation;" (NVST 78.120) and "all officers must...hold their officers for such terms and have such powers and duties as may be prescribed by the bylaws or determined by the board of directors." (NVST 78.130)

         26. BROOOKMOUNT breached the Agreement and Nevada Law by terminating PLAINTIFF prior to the end of the term date. Nevada law explicitly states that "any director...may be removed from office by vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote." (NVST 78.335) No such vote was taken prior to terminating PLAINTIFF.

         27. BROOKMOUNT'S breach of the Agreement has caused PLAINTIFF measurable injury as a result.

 / / /

 / / /

 / / /






                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                  COMPLAINT - 6

                             SECOND CAUSE OF ACTION
                             ----------------------

                          LIBEL AGAINST ALL DEFENDANTS
                          ----------------------------

         28. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, and 24 though 27 of this Complaint as if set forth in full herein

         29. DEFENDANTS published numerous false statements, which are readily available to the public, concerning PLAINTIFF'S work with BROOKMOUNT and his personal work ethic.

         30. The defamatory statements include, but are not limited to:

             a. "Effective April 26, 2006, David Jacob Dadon was removed as a director and as Chairman of the Board of Brookmount Explorations (the "Company") for cause." In fact, PLAINTIFF was not removed for cause and DEFENDANTS' removal of PLAINTIFF was based on false and fabricated statements originating from DEFENDANTS. Additionally, such removal can only be made upon the vote of stockholders.

             b. "Mr. Dadon withdrew $150,000 from the Company's bank account." PLAINTIFF did not withdraw $150,000, rather he authorized payment in order to comply with the Agreement between BROOKMOUNT and Bayshore.

             c. "Mr. Dadon was not an authorized signatory on the Company's bank account and had not been granted any such authority to withdraw the funds by the Company's Board of Directors." PLAINTIFF was appointed the Corporate Secretary of BROOKMOUNT and believes, and hereon alleges, that he had the authority to pay funds pursuant to corporate resolutions, by laws, and Nevada law.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                  COMPLAINT - 7

             d. "Upon completion of an investigation, the Company determined that Mr. Dadon had not used the funds for corporate purposes." In fact, no such investigation was made and the funds were used for corporate purposes, specifically for the purchase of Bayshore stocks pursuant to the BROOKMOUNT-Bayshore Agreement.

             e. "The Company had worked for several weeks to have Mr. Dadon return the money to the Company on a voluntary basis." Following this transfer of funds to Bayshore, PLAINTIFF was awarded 1,000,000 common shares by BROOKMOUNT for "exceptional service and performance." The money was transferred pursuant to written agreement to Bayshore on January 11, 2006, and the stock award was given to PLAINTIFF on April 7, 2006.

             f. "To date, the money has not been returned." PLAINTIFF was not asked to return any money, and owes no money. He was praised for his service and commitment to BROOKMOUNT just weeks before he was terminated.

             g. "The Company has reported the incident to the proper authorities in Canada and the United States." As the incident was false and fabricated by DEFENDANTS, no factual reports have been made to any authorities.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                  COMPLAINT - 8

         31. These statements are published under financial summaries of BROOKMOUNT'S SEC Filings. The dissemination of this written defamatory material reaches a multitude of people via the internet, and other sources of financial company investment information.

         32. These words were written of and concerning the PLAINTIFF.

         33. These statements exposed PLAINTIFF to ridicule and disgrace, caused PLAINTIFF to be shunned, and injured PLAINTIFF in his occupation. The statements are libel per se, in that they accuse PLAINTIFF of criminal activities which he did not in fact commit.

         34. DEFENDANTS were malicious and negligent in publishing these false statements about PLAINTIFF. DEFENDANT'S had knowledge of the falsity of the defamatory statements, since DEFENDANTS' authorized this withdrawal pursuant to PLAINTIFF'S task of raising funds for BROOKMOUNT.

         35. Since the statements are libelous per se, general damages exist. Since the publication of the libelous statements, PLAINTIFF has incurred a subsequent decrease in income.

                              THIRD CAUSE OF ACTION
                              ---------------------

                       FALSE LIGHT AGAINST ALL DEFENDANTS
                       ----------------------------------

         36. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, 24 though 27, and 29 though 35 of this Complaint as if set forth in full herein

         37. PLAINTIFF was placed in a false light in the public eye by means of the false statements made by DEFENDANT'S. This communication was made available to the worldwide public via the internet.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



                                  COMPLAINT - 9

         38. The information disclosed is an unfair and inaccurate description of the PLAINTIFF.

         39. The false light in which the PLAINTIFF has been placed would be highly offensive to a reasonable person. False publications of PLAINTIFF engaging in criminal activity are offensive in the light of ordinary sensibilities.

         40. DEFENDANTS acted with malice when placing PLAINTIFF in a false light. DEFENDANTS had knowledge of and acted in reckless disregard of the falsity of the publicized fact and the false light in which the PLAINTIFF would be placed as a direct result of the false statements.

         41. The statements are libelous per se, and a as result general damages flow from the publication.

                             FOURTH CAUSE OF ACTION
                             ----------------------

    BREACH OF EMPLOYMENT CONTRACT WITH SPECIFIED TERM AGAINST ALL DEFENDANTS
    ------------------------------------------------------------------------

         42. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, 24 though 27, 29 though 35, and 37 through 41 of this Complaint as if set forth in full herein

         43. The Agreement between PLAINTIFF and BROOKMOUNT was a contract by which BROOKMOUNT engaged PLAINTIFF to work for the benefit of BROOKMOUNT. The Agreement had a specified term of employment of two years, including a clause extending that term on a month to month basis.

         44. PLAINTIFF performed his duties adequately. PLAINTIFF was ready, willing, and able to serve as director and officer for BROOKMOUNT. PLAINTIFF substantially complied with all directions provided by BROOKMOUNT, as stated in their Agreement.






                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 10

         45. PLAINTIFF was discharged prior to the two year contract term explicitly detailed in the Agreement between the parties.

         46. Discharge of PLAINTIFF from BROOKMOUNT was with out good cause as set forth in California Labor Code Section 2924. PLAINTIFF did not willfully breach the Agreement, PLAINTIFF did not habitually neglect the Agreement, and PLAINTIFF was not continually incapable of performing the duties of employment for BROOKMOUNT as detailed in the Agreement.

         47. Although no alternative standard for termination was detailed in the Agreement, Nevada law dictates that "any director...may be removed from office by the vote of stockholders representing not less that two-thirds of the voting power of the issued and outstanding stock entitled to vote." (NVST 78.335) No such vote was taken. The discharge of PLAINTIFF was without good cause, prior to the contract term, and was not in compliance with the Nevada laws that would govern BROOKMOUNT as a Nevada Corporation.

         48. PLAINTIFF'S premature termination has directly caused damage to the PLAINTIFF.

                              FIFTH CAUSE OF ACTION
                              ---------------------

      EMPLOYER'S BREACH OF IMPLIED COVENANT OF GOOD FAITH AND FAIR
      ------------------------------------------------------------
                         DEALING AGAINST ALL DEFENDANTS
                         ------------------------------

         49. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, 24 though 27, 29 though 35, 37 through 41, and 43 through 48 of this Complaint as if set forth in full herein.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 11

         50. BROOKMOUNT breached the implied covenant of good faith and fair dealing by terminating PLAINTIFF'S employment in bad faith, thus preventing PLAINTIFF from enjoying the benefits of his employment contract.

         51. BROOKMOUNT and PLAINTIFF entered into a contract on December 20, 2005.

         52. The covenant of good faith and fair dealing is implied in every employment contract.

         53. BROOKMOUNT breached the covenant by acting in bad faith when they terminated PLAINTIFF'S employment for false and fabricated reasons extraneous to the employment contract. DEFENDANTS intended to frustrate PLAINTIFF'S enjoyment of his contract rights.

         54. As a result of BROOKMOUNT'S bad faith termination PLAINTIFF lost the benefits of the contract, including but not limited to the benefits of serving as director and officer of a Nevada public company.

                              SIXTH CAUSE OF ACTION
                              ---------------------

               FRAUD AND INTENTIONAL DECEIT AGAINST ALL DEFENDANTS
               ---------------------------------------------------

         55. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, 24 though 27, 29 though 35, 37 through 41, 43 through 48, and 50 through 54 of this Complaint as if set forth in full herein

         56. BROOKMOUNT willfully deceived PLAINTIFF with the intent to induce him to enter into an Agreement with BROOKMOUNT to his subsequent injury.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 12

         57. BROOKMOUNT made a misrepresentation to PLAINTIFF regarding the status of BROOKMOUNT as a valid Nevada registered public company. The falsity of the representation is manifested in various ways including, but not limited to, the fact that BROOKMOUNT has never had an annual shareholder meeting, which brings into question any and all appointments and removals of directors and officers since a shareholder vote is required under Nevada law as well as the BROOKMOUNT bylaws in order to appoint or remove any and all directors and officers.

         58. The misrepresentation of BROOKMOUNT as a valid Nevada registered public company is a material fact, and the purported legitimacy of BROOKMOUNT as a valid Nevada registered public company enticed PLAINTIFF to enter into an Agreement with BROOKMOUNT.

         59. DEFENDANTS had knowledge of the falsity of the fact that BROOKMOUNT was not a valid Nevada registered public company operating pursuant to Nevada law. They were well aware that no annual shareholder meetings had been held and that none were held to determine the appointment or removal of the officers and/or directors for BROOKMOUNT

         60. DEFENDANTS' misrepresentation of BROOKMOUNT as a valid Nevada registered public company operating pursuant to Nevada law was intended to cause PLAINTIFF to alter his position and enter into an agreement with BROOKMOUNT.

         61. PLAINTIFF justifiably relied on the fact that BROOKMOUNT was a valid Nevada registered public company when he entered into the Agreement.





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 13

         62. The misrepresentation of BROOKMOUNT as a valid Nevada registered public company operating pursuant to Nevada law is a proximate cause of damage to PLAINTIFF.

                             SEVENTH CAUSE OF ACTION
                             -----------------------

       NEGLIGENT INTERFERENCE WITH PROSPECTIVE ECONOMIC ADVANTAGE AGAINST
       ------------------------------------------------------------------
                                 ALL DEFENDANTS
                                 --------------

         63. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, 24 though 27, 29 though 35, 37 through 41, 43 through 48, 50 through 54, and 56 through 62 of this Complaint as if set forth in full herein

         64. BROOKMOUNT unreasonably and wrongfully disseminated false and fabricated information regarding PLAINTIFF in order to justify the wrongful termination, therefore foreseeably disrupting the business advantage of PLAINTIFF. Such wrongful acts include, but are not limited to, the false information disseminated on the internet portraying PLAINTIFF as a thief.

         65. PLAINTIFF and BROOKMOUNT were parties to an Agreement which was advantageous to PLAINTIFF who as a result of the Agreement would serve as an officer and director for BROOKMOUNT, which was represented to be a valid Nevada registered public company operating pursuant to Nevada law.

         66. BROOKMOUNT, as employer, owed a duty of care to PLAINTIFF, the employee. The Agreement between BROOKMOUNT and the PLAINTIFF directly affected PLAINTIFF'S business as a business owner. It was clearly foreseeable that a breakdown of the Agreement between PLAINTIFF and BROOKMOUNT would adversely affect PLAINTIFF'S status in the business community. PLAINTIFF'S business and business reputation suffered injury from DEFENDANT'S actions of wrongful termination and publication of false statements regarding PLAINTIFF'S business ethics. DEFENDANTS' conduct was particularly blameworthy, as DEFENDANTS were well aware that the information would be publicly available and was in fact false.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 14

         67. DEFENDANTS acted unreasonably and wrongfully by disseminating the false and fabricated information regarding PLAINTIFF as a justification for his wrongful termination. This false information and subsequent tarnished reputation foreseeably disrupted PLAINTIFF'S business advantage as a professional business owner.

         68. DEFENDANTS proximately caused PLAINTIFF'S injury and damage by interfering with the business relationship between the parties, and causing PLAINTIFF business loss by tarnishing his reputation in the greater business community.

                             EIGHTH CAUSE OF ACTION
                             ----------------------

          LIABILITY OF CORPORATE DIRECTOR OR OFFICER FOR CORPORATION'S
          ------------------------------------------------------------
                     WRONGFUL CONDUCT AGAINST ALL DEFENDANTS
                     ---------------------------------------

         69. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, 24 though 27, 29 though 35, 37 through 41, 43 through 48, 50 through 54, 56 through 62, and 64 through 68 of this Complaint as if set forth in full herein

         70. FLUECK and SANGUR were officers and/or directors of BROOKMOUNT at the time PLAINTIFF was wrongfully terminated and subject of false and fabricated allegations regarding his professional conduct.

         71. The wrongful termination and slander PLAINTIFF endured was wrongful. PLAINTIFF has been injured personally and professionally as a result of the termination and false and fabricated allegations.





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 15

         72. FLUECK was PLAINTIFF'S superior at BROOKMOUNT, and the Agreement specifically states that PLAINTIFF should report to FLUECK. Therefore, FLUECK is responsible for the wrong suffered by PLAINTIFF. SANGUR is also responsible for the wrong, as he was responsible for actually removing PLAINTIFF in violation of Nevada law and BROOKMOUNT by laws.

                              NINTH CAUSE OF ACTION
                              ---------------------

      INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS BY EMPLOYER AGAINST ALL
      --------------------------------------------------------------------
                                   DEFENDANTS
                                   ----------

         73. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, 24 though 27, 29 though 35, 37 through 41, 43 through 48, 50 through 54, 56 through 62, 64 through 68, and 70 through 72 of this Complaint as if set forth in full herein

         74. DEFENDANTS wrongful termination and dissemination of false and fabricated information regarding the PLAINTIFF was done with the intention of causing severe emotional distress. These actions were reckless as DEFENDANTS made false statements regarding the PLAINTIFF with knowledge of the potentially harmful effect the statement would have on PLAINTIFF. Such conduct is "deliberate disregard" of the probability of causing severe emotional distress. The conduct was such that a reasonable person should have known that a consequence of emotional distress was highly probable.

         75. Removing PLAINTIFF from his position based on false and fabricated accusations of criminal activity is extreme and outrageous conduct, which goes beyond all possible bounds of decency and is utterly intolerable in a civilized society. DEFENDANTS were in a position to harm the plaintiff's interests as employer and supervisors. Knowingly false accusations of criminal conduct constitute strong evidence of extreme and outrageous conduct. Specifically attempting to implicate PLAINTIFF in criminal activity, when there is no basis for the implication, has been considered extreme and outrageous conduct.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 16

         76. These actions have caused PLAINTIFF severe emotional distress based on his now forever tarnished reputation in the business community.

                              TENTH CAUSE OF ACTION
                              ---------------------

        NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS AGAINST ALL DEFENDANTS
        -----------------------------------------------------------------

         77. PLAINTIFF incorporates by reference the allegations of paragraphs 1 through 9, 11 through 22, 24 though 27, 29 though 35, 37 through 41, 43 through 48, 50 through 54, 56 through 62, 64 through 68, 70 through 72, and 74 through 76 of this Complaint as if set forth in full herein

         78. PLAINTIFF has suffered severe emotional distress, which was proximately caused by DEFENDANTS' negligence in failing to use reasonable means of truth discovery prior to disseminating false and fabricated information about PLAINTIFF.


         79. DEFENDANTS breached a duty owed to the PLAINTIFF arising out of an employee/employer relationship created through a formal contractual agreement.

         80. The distress suffered by PLAINTIFF as a result of the dissemination of false and fabricated information is serious and severe. No reasonable person in civilized society should be expected to endure the dissemination of false statements identifying them as a criminal.





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 17

                                     PRAYER
                                     ------

         WHEREFORE, PLAINTIFFS demand judgment as follows:

          1. General and Special Damages, in an amount according to proof but believed to be in excess of five million dollars ($5,000,000.00);

          2.   Exemplary Damages;

          3.   Injunctive Relief;

          4.   Costs; and

          5.   For such other relief as the court deems proper.

Dated this 29th Day of June, 2006                 GLICKER & ASSOCIATES
                                                  A Professional Law Corporation



                                                  /s/ BRIAN I. GLICKER
                                                  ------------------------------
                                                  BRIAN I. GLICKER, Attorney for
                                                  Plaintiff,




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile


                                 COMPLAINT - 18

BRIAN I. GLICKER (SBN 165866)
SHIREEN MOHSENZADEGAN (SBN 237882)
GLICKER & ASSOCIATES
A Professional Law Corporation
15303 Ventura Blvd., Suite 400
Sherman Oaks, California 91403
Telephone: (818) 788-8886
Fax: (818) 788-8098

Attorneys for Plaintiff

                          UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA

David Dadon, an Individual;                   )  Case No.: CV06-4172 GPS(RCx)
                   Plaintiff,                 )
                                              )  Notice of Motion and Motion of
                                              )  Plaintiff David Dadon for
         vs.                                  )  Preliminary Injunction;
                                              )  Memorandum of Points and
                                              )  Authorities; Declaration
                                              )  of David Dadon in Support
                                              )  thereof
Brookmount Explorations, Inc.; a              )
Nevada Corporation; Peter Flueck, an          )
Individual; Zaf Sagur, an Individual;         )
and Does 1 through 10 inclusive;              )
                   Defendants.                )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
                                              )
----------------------------------------------

         TO DEFENDANTS BROOKMOUNT EXPLORATIONS, INC., PETER FLUECK, AND ZAF SANGUR AND THEIR ATTORNEYS OF RECORD:

         PLEASE TAKE NOTICE THAT at 1:30 p.m on August 14, 2006, or soon thereafter as counsel may be heard, in the courtroom of the Honorable Schiavelli, Court Room7, located at 312 N. Spring Street, Los Angeles, CA 90012,





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



               Plaintiff's Motion for Preliminary Injunction - 1

Plaintiff David Dadon will move for an order for a preliminary injunction pursuant to Fed. R. Civ. P. 65 restraining and enjoining you, your officers, agents, servants, employees and attorneys, and all those in active concert or participation with you or them from continuing to operate and make official decisions pertaining to Brookmount Explorations without proper Board of Directors and shareholder meetings. Plaintiff advances the option that Brookmount Explorations continue to operate based solely on shareholder meetings, and that any and all pertinent decisions for Brookmount Explorations are decided through a vote of all shareholders. Final decisions from such votes should be determined by a majority vote of outstanding shares.

This motion will be made on the ground that immediate and irreparable injury will result to Plaintiff, and all other shareholders, unless the activities described above are enjoined pending trial of this action, and will be based on this action, and will be based on this notice of Motion and Motion, the accompanying Memorandum of Points and Authorities, and the declarations of Brian Glicker attached hereto.

Dated: July 18, 2006                        GLICKER & ASSOCIATES
                                            A Professional Law Corporation


                                            /s/ BRIAN I. GLICKER
                                            ------------------------------------
                                            BRIAN I. GLICKER,
                                            Attorney for Plaintiff, DAVID DADON




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



                Plaintiff's Motion for Preliminary Injunction - 2

                      MEMORANDUM OF POINTS AND AUTHORITIES
                      ------------------------------------

     I.   INTRODUCTION
     --   ------------

         This motion seeks to prevent any substantive change in Brookmount Explorations that requires director or officer approval. Such prevention shall include, but is not limited to: the sale of Brookmount Explorations; the issuance of new shares; substantive corporate actions that require voting of the Board of Directors; payment of salary or expenses to directors and officers; and Brookmount Explorations acting as its own transfer agent.

         The actions of Brookmount Explorations and the termination of Plaintiff is the subject of a pending federal lawsuit and, any and all changes in the operation and or existence of the corporation will have an extreme adverse effect on the pending litigation and cause irreparable injury to Plaintiff. Plaintiff has no adequate legal remedy to repair any potential damage during the pendency of the lawsuit.

         The case of Weinberger v. Romero-Barcelo, (1982) 456 US 305, 102 S Ct 1798, sets forth the general requirements of the court for obtaining the equitable relief of an injunction. "The basis for injunctive relief has always been irreparable injury and the inadequacy of legal remedies." (Weinberger v. Romero-Barcelo, 456 US 305, 312, 102 S Ct 1798, 1803; Stanley v. University of So. Calif.,(9th Cir. 1994) 13 F3d 1313, 1320). The traditional test for obtaining a preliminary injunction requires that the plaintiff establish four factors (1) a likelihood of success on the merits, (2) a substantial threat that plaintiff will suffer irreparable injury if the injunction is denied, (3) the threatened injury outweighs any damage the injunction might cause to defendant,
(4) the injunction will not disserve the public interest. (Sugar Busters, LLC v.





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
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              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



                Plaintiff's Motion for Preliminary Injunction - 3

Brennan (5th Cir. 1995) 58 F3d 738, 746; CityFed Fin'l Corp. v. Office of Thrift Supervision (DC Cir 1995) 58 F3d 738, 746; Raich v. Ashcroft (9th Cir. 2003) 352 F3d 1222, 1227).

         Although the moving party must persuade the court as to the existence of the four factors for an injunction; courts differ on the strength of evidentiary showing required. (McDonald's Corp. v. Robertson (11th Cir. 1998) 147 F3d 1301, 1306 - movant must "clearly" establish each of the above factors; compare Michigan State AFL-CIO v. Miller (6th Cir. 1997) 103 F3d 1240, 1249 - "Not all these factors fully need to be established for an injunction to be proper"; CityFed Fin'l Corp. v. Office of Thrift Supervision, supra, 58 F3d at 746-"If arguments for one factor are particularly strong, injunction may issue even if arguments in other areas are rather weak.")

     II.  AN INJUNCTION SHOULD PROPERLY BE GRNTED
     ---  ---------------------------------------

         Brookmount Explorations is a Nevada Corporation, formed and operating pursuant to Nevada law. Under Nevada law, "an injunction may be granted in the following cases: ... 2. When it shall appear by the complaint or affidavit that the commission or continuance of some act, during the litigation, would produce great or irreparable injury to the plaintiff." (NRS 33.010(2)). As a valid Nevada Corporation, Brookmount Explorations must operate under Nevada Law including, but not limited to, NRS 33.010 which governs the cases in which injunction may be granted.

                     A. LIKELIHOOD OF SUCCESS ON THE MERITS
                       -----------------------------------

         In order to obtain a preliminary injunction, plaintiff must show that it is "likely" to prevail on the merits. (Haitian Refugee Center, Inc. v.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



                Plaintiff's Motion for Preliminary Injunction - 4

Christopher (11th Cir. 1995) 43 F3d 1431, 1432; Ross-Simons of Warwick, Inc. v. Baccarat, Inc. (1st Cir 1996) 102 F3d 12, 16) A reasonable probability of success, not an overwhelming likelihood, is all that need be shown for preliminary injunctive relief. (Gilder v. PGA Tour, Inc. (9th Cir. 1991) 936 F2d 417, 422; Atchison, Topeka & Santa Fe Railway Co. v. Lennen (10th Cir 1981) 640 F2d 255, 261). For the most part, a "likelihood of success" exists if the party seeking the injunctive relief shows that it has a better than negligible chance of succeeding on the merits. (Washington v Indiana High School Athletic Ass'n, Inc. (7th Cir 1999) 640 F3d 840, 846).

         Here, Plaintiff's case in chief against Brookmount Explorations, Peter Flueck, and Zaf Sangur surrounds the actions of the corporation, and its officers, in intentionally acting against the best interests of the corporation but rather to further the personal interests of Flueck and Sangur.

                    o Defendants have removed the independent transfer agent for shares of Brookmount from its position, and are acting as its own transfer agent. (See Dec.of David Dadon P. 9).

                    o Defendants have refused and failed to hold shareholder and Board meetings. The Form 10 QSB for Brookmount Explorations Quarterly Reports dated July 14, 2006 states that were no "Submission of Matters to a Vote of Security Holders" held. During this period action was taken at Brookmount Explorations including, but not limited to, the removal of the independent transfer



                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



                Plaintiff's Motion for Preliminary Injunction - 5
                         agent, Plaintiff's removal, and the appointment of Zaf Sangur. All of the above referenced action must be brought to a shareholder vote, and no such vote was ever taken. (See Dec.of David Dadon P. 8).


                    o Defendants have issued incorrect and fraudulent SEC filings and statements; and have attempted to void purchased stock.

                        |X| Brookmount Explorations has neglected to give proper disclosure under Regulation S-B item 701 with respect to common stock activity. This item requires that information regarding all securities sold within the past three years be disclosed. Plaintiff is informed, believes and hereon alleges that Brookmount Explorations has engaged in the undisclosed sale of common stock in an effort to dilute the company's worth and Plaintiff's ownership percentage.

                        |X| Brookmount Explorations has not given proper disclosure under Regulation S-B item 405 which requires compliance by officers and directors in filing Section 16(a) reports.

                        |X| Brookmount Explorations has failed to give proper disclosure under Regulation S-B item 103 with respect to the legal proceeding initiated by Plaintiff against Brookmount Explorations.



                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



                Plaintiff's Motion for Preliminary Injunction - 6

                                The item requires that a small business issuer who is a party to any pending legal proceeding must file and provide information regarding the proceeding.

               o Defendants are putting out false information including, but are not limited to:

                        |X| "Effective April 26, 2006, David Jacob Dadon was removed as a director and as Chairman of the Board of Brookmount Explorations (the "Company") for cause." In fact, Plaintiff was not removed for cause and Defendants' removal of Plaintiff was based on false and fabricated statements originating from Defendants. Additionally, such removal can only be made upon the vote of stockholders.

                        |X| "Mr. Dadon withdrew $150,000 from the Company's bank account." Plaintiff did not withdraw $150,000, rather he authorized payment in order to comply with a written Agreement between Brookmount Explorations and Bayshore.

                        |X| "Mr. Dadon was not an authorized signatory on the Company's bank account and had not been granted any such authority to withdraw the funds by the Company's Board of Directors." Plaintiff was appointed the Corporate Secretary of Brookmount Explorations and thereby had the authority to pay funds pursuant to corporate resolutions, by laws, and Nevada law.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



                Plaintiff's Motion for Preliminary Injunction - 3

                        |X| "Upon completion of an investigation, the Company determined that Mr. Dadon had not used the funds for corporate purposes." In fact, no such investigation was made and the funds were used for corporate purposes, specifically for the purchase of Bayshore stocks pursuant to the Brookmount Explorations -Bayshore Agreement.

                        |X| "The Company had worked for several weeks to have Mr. Dadon return the money to the Company on a voluntary basis." Following this transfer of funds to Bayshore, Plaintiff was awarded 1,000,000 common shares by Brookmount Explorations for "exceptional service and performance." The money was transferred pursuant to written agreement to Bayshore on January 11, 2006, and the stock award was given to Plaintiff on April 7, 2006.

                        |X| "To date, the money has not been returned." Plaintiff was not asked to return any money, and owes no money. He was praised for his service and commitment to Brookmount Explorations just weeks before he was terminated.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



                Plaintiff's Motion for Preliminary Injunction - 8

                        |X| "The Company has reported the incident to the proper authorities in Canada and the United States." As the incident was false and fabricated by Defendants, no factual reports could have been made to any authorities.




         Defendants breached the written employment contract made between Plaintiff and Defendants on December 31, 2005 when they terminated Plaintiff on or about April 26, 2006, prior to the two year term specified in the written contract. Plaintiff was employed as a member of Brookmount's Board of Directors, the Chairman of Brookmount's Board of Directors and as Brookmount's Corporate Secretary.

         Pursuant to NVST 78.335, "...any director or one or more of the incumbent directors may be removed from office BY THE VOTE OF STOCKHOLDERS representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote." (emphasis added) No such vote was taken prior to terminating Plaintiff. As the owner of 25% of Brookmount Explorations shares, Plaintiff as shareholder would and should have voted had such a vote taken place. Therefore Defendants' not only breached the written employment contract with Plaintiff, but they also breached the Nevada laws that govern Brookmount.

         Plaintiff's case in chief also makes a claim for libel against Defendants. Following the improper termination of Plaintiff from Brookmount Explorations, Defendant's published numerous false statements, which are readily available to the public, concerning Plaintiff's work with Brookmount Explorations and his personal work ethic. The statements published by Defendants were libelous per se in that they accuse Plaintiff of criminal activities which he did not in fact commit.




                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
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                Plaintiff's Motion for Preliminary Injunction - 9

         Thus, Plaintiff has a better than negligible chance of succeeding on the merits in his case in chief against Defendants.

                       B. THREAT OF "IRREPARABLE INJURY"
                          ------------------------------


         A preliminary injunction "may only be granted when the moving party has demonstrated a significant threat of irreparable injury." (Simula, Inc. v. Autoliv, Inc. (9th Cir 1999) 175 F3d 716, 725) "Plaintiff must demonstrate potential harm which cannot be redressed by a legal or equitable remedy following trial. The preliminary injunction must be the only way of protecting plaintiff from such harm." (Campbell Soup Co. v. ConAgra, Inc. (3rd Cir 1992) 977 F2d 86)

         Plaintiff was under a written employment contract with Brookmount Explorations, which had a specified term built into the contract. Brookmount Explorations' subsequent termination of Plaintiff prior to the contract term was a violation of the written agreement, and a violation of Nevada law which requires a stockholder vote in order to authorize the pre-term termination of a director or officer of a valid Nevada corporation.

         Therefore, Plaintiff is still a valid director and officer of Brookmount Exploration. As such, any and all actions taken on behalf of Brookmount Explorations will reflect upon Plaintiff, even though Plaintiff is prevented from doing his job as officer and director of Brookmount Explorations. Plaintiff's name and reputation have been harmed in the course of his working with Brookmount Explorations. Following his wrongful termination, Defendants proceeded to defame Plaintiff through corporate documents which are accessible via the internet.





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



               Plaintiff's Motion for Preliminary Injunction - 10

         Plaintiff is still a rightful officer and director of Brookmount Explorations. Thus, any actions undertaken by Brookmount Explorations which do not conform to Nevada law reflect negatively on Plaintiff and on Brookmount Explorations as a company.

         Damage to the goodwill of a business if often difficult to calculate and supports a finding of irreparable injury. (Rent-A-Center, Inc. v. Canyon Television & Appliance (9th Cir. 1991) 944 F2d 597, 603; Basicomputer Corp. v. Scott (6th Cir. 1992) 973 F2d 507, 512). Additionally, damage to one's reputation may also be considered an irreparable injury. (United Healthcare Ins. Co. v. AdvancePCS (8th Cir. 2002) 316 F3d 737, 741). Damage to one's reputation has been found to be irreparable injury especially when the damage has been subsequently published. (Cassim v. Bowen (9th Cir. 1987) 824 F2d 791, 795).

         Plaintiff is required to show that the harm he faces is imminent. (Church v. City of Huntsville (11th Cir. 1994) 30 F3d 1332, 1337); Campbell Soup Co. v. ConAgra, Inc. (3rd Cir. 1992) 977 F2d 86, 91; Midgett v. Tri-County Metro. Transp. Dist. Of Oregon (9th Cir. 2001) 254 F3d 846, 850-851).

         The harm to Plaintiff's reputation is imminent as Brookmount Explorations under Defendants Sangur and Flueck has continued to disregard Nevada law and SEC rules even after being served with Plaintiff's complaint. Plaintiff has become aware of the following conduct by Defendants which he considers to be of immediate concern and that he feels will cause the company and himself great immediate and irreparable harm as a result. The allegations of misconduct include, but are not limited to:

o        Canceling properly issued and purchased stocks;






                              GLICKER & ASSOCIATES
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               Plaintiff's Motion for Preliminary Injunction - 11

               o Ignoring the corporate bylaws and Federal regulations concerning a publicly traded company; o Failing to hold a board of directors or annual shareholder meeting for at least the past five years;

               o    Terminating its transfer agent without proper approval;

               o Taking its transfer activity in house without registering as a transfer agent;

               o Failing to file the appropriate paperwork informing the public that Brookmount Explorations is involved in a lawsuit.

         Brookmount Explorations has routinely hired and terminated employees without regard to the requirement of shareholder meeting to make such changes. Such hiring and firings include but are not limited to, Zaf Sangur, David Dadon, and Jay Jeffery Shapiro.

         Zaf Sangur was "appointed" to serve as the Chief Financial Officer without any formal proceeding whatsoever. David Dadon was terminated without proper procedure including, but not limited to, a shareholder meeting approving the termination. Prior to "appointing" Sangur as the Chief Financial Officer, Jay Jeffery Shapiro was "appointed" to hold the position. Like Sangur, Shapiro was never interviewed, and was never the subject of a shareholder vote in order to approve the election of Shapiro to Brookount Explorations.

         Brookmount Explorations has neglected to give proper disclosure under Regulation S-B item 701 with respect to common stock activity. This item requires that information regarding all securities sold within the past three years be disclosed. Plaintiff is informed, believes and hereon alleges that Brookmount Explorations has engaged in the undisclosed issuance and sale of common stock in an effort to dilute the company's worth and Plaintiff's ownership percentage.






                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



               Plaintiff's Motion for Preliminary Injunction - 12

         Brookmount Explorations has not given proper disclosure under Regulation S-B item 405 which requires compliance by officers and directors in filing Section 16(a) reports.

         Brookmount Explorations has failed to give proper disclosure under Regulation S-B item 103 with respect to the legal proceeding initiated by Plaintiff against Brookmount Explorations. The item requires that a small business issuer who is a party to any pending legal proceeding must file and provide specific information regarding the proceeding.

         A claim of irreparable harm in a private action may be based on harm to the general public. (Mississippi Power & Light v. United Gas Pipe Line Co. (5th Cir 1985) 760 F2d 618, 623; Northern Indiana Pub. Service Co. v. Carbon County Coal Co. (7th Cir 1986) 799 F2d 265, 280) Here, the general public is harmed by Brookmount Explorations perpetual and blatant disregard for the laws governing a public company in the United States. The public, and specifically, Brookmount Explorations shareholders, are essentially the "real party in interest" here as the Defendants are obviously trying to devalue and dilute the interests currently held in Brookmount Explorations by Plaintiff and all other Brookmount Explorations shareholders.

         The actions of Brookmount Explorations are not only harmful to Plaintiff but to the public at large, and as a result of the irreparable imminent harm that Brookmount Explorations is causing Plaintiff seeks this preliminary injunction.

/ / /

/ / /

/ / /






                              GLICKER & ASSOCIATES
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               Plaintiff's Motion for Preliminary Injunction - 13

                            C. BALANCE OF HARDSHIPS
                               --------------------

         For a preliminary injunction, the court must identify the harm that a preliminary injunction might cause the Defendants and weigh it against Plaintiff's threatened injury. "The real issue in this regard is the degree of harm that will be suffered by the plaintiff or defendant if the injunction is improperly granted or denied." (Scotts Co' v. United Industries Corp. (4th Cir
2002) 315 F3d 264, 284)

         In assessing the relative hardships, the court must consider the impact the injunction may have on the respective parties. (International Jensen Inc. v. Metrosound USA, Inc. (9th Cir 1993) 4F3d 819, 827)

         In reality, Brookmount Explorations under Defendant's Sangur and Flueck, has been operating without regard for the laws of Nevada or Federal law. As a direct result of the actions of Defendants, the stock price has fallen from over $1.00 per share to $0.07 a share. An injunction seeking the end of this illegal activity will, hopefully end the Defendants continued disregard for the law. The issuance of an injunction will prevent future illegal activity, and will pave the way for Brookmount Explorations to be able to re-emerge from this pending litigation as a legally and financially sound entity.

         Therefore, the burden suffered by Defendants' granting the injunction to cease making any and all changes to Brookmount Explorations is greatly outweighed by the benefit granting the injunction will make to Plaintiff, his fellow shareholders, and the public.

         Plaintiff advances the option that Brookmount Explorations continue to operate based on shareholder meetings, and that any and all pertinent decisions for Brookmount Explorations are decided through a vote of all shareholders. Final decisions from such votes should be determined by a majority vote of all shareholders.








                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
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               Plaintiff's Motion for Preliminary Injunction - 14

                           D. RIGHTS OF THIRD PARTIES
                              -----------------------

         Injunctive relief may be refused where it would adversely affect the rights of persons who are not parties to the litigation. (Horwitz v. Southwest Forest Indus. Inc. (D NV 1985) 604 FSupp 1130, 1136; Publications Int'l, Ltd. V. Meredith Corp. (7th Cir 1996) 88 F3d 473, 478)

         In the instant case, Plaintiff owns 25% of Brookmount Explorations and the holders of the remaining 75% would not be adversely affected as Brookmount Explorations has not been operating pursuant to the law and any affected third parties are more likely to benefit from the injunction rather than be harmed by it.

         In addition, in an effort to harm Plaintiff as a majority shareholder, Defendants' actions make it clear that they are interested in devaluing and diluting Brookmount Exploration stock. Thus, in prohibiting the individual Defendants' from making any more "official" decisions the public, and specifically the remaining 75% shareholders, will maintain the value of their Brookmount Explorations stock and hence greatly benefit from Plaintiff's acquisition of this injunction.

         Additionally, Plaintiff advances the option that Brookmount Explorations continue to operate based on shareholder meetings, and that any and all pertinent decisions for Brookmount Explorations are decided through a vote of all shareholders. Final decisions from such votes should be determined by a majority vote of all shareholders.

                               E. PUBLIC INTEREST
                                  ---------------

         Precedent has held that, "courts of equity may, and frequently do, go much farther both to give and withhold relief in furtherance of the public interest than they are accustomed to go when only private interests are





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               Plaintiff's Motion for Preliminary Injunction - 15
involved." (United States v. First Nat'l City Bank (1965) 379 US 378, 383, 85 S Ct 528, 531; United States ex rel. Rahman v. Oncology Assoca., PC (4th Cir 1999) 198 F3d 489, 497; Sierra Club v Georgia Power Co. (11th Cir. 1999) 180 F3d 1309,
1310)

         Brookmount Explorations is a publicly traded United States company, which purports to be operating as a valid Nevada corporation. The fact of the matter is that Brookmount Explorations has not been complying with the laws of the United States or the laws of the State of Nevada. Like Plaintiff, numerous other shareholders, not parties to this suit, have been and continue to be negatively affected by the operation of this purported valid entity. Shareholders have been deceived and kept from exercising their legal rights within the company including, but not limited to, the fact that they have not been allowed to vote on any of the issues and rights that legally require their vote. Shareholders, like Plaintiff, have also been harmed by the actions of Defendants who have purposefully driven down the price of Brookmount Explorations stock. The public has a great interest in ceasing Brookmount Explorations illegitimate activities.

         Plaintiff advances the option that Brookmount Explorations continue to operate based on shareholder meetings, and that any and all pertinent decisions for Brookmount Explorations are decided through a vote of all shareholders. Final decisions from such votes should be determined by a majority vote of all shareholders.

     III. CONCLUSION
      --- ----------

         Defendants' have repeatedly deceived Plaintiff, their shareholders, and the public at large about the operations of Brookmount Exploration. Based upon the illegal activities that have, and continue, to be perpetuated by Brookmount







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               Plaintiff's Motion for Preliminary Injunction - 16

Explorations, Plaintiff respectfully submits that, in the interest of justice, this request for preliminary injunction be granted thereby, stopping any and all actions by Brookmount Explorations that require proper shareholder, director, or officer authority and/or a shareholder vote. Plaintiff respectfully requests that this Court grant Plaintiff's Motion for Preliminary Injunction. Plaintiff respectfully advances the option that Brookmount Explorations continue to operate based on shareholder meetings, and that any and all pertinent decisions for Brookmount Explorations are decided through a vote of all shareholders. Final decisions from such votes should be determined by a majority vote of all shareholders.


Dated: July 18, 2006                              Respectfully Submitted,

                                                  GLICKER & ASSOCIATES
                                                  A Professional Law Corporation



                                                  /s/ Brian I Glicker
                                                  ------------------------------
                                                  Brian I Glicker, Attorneys for
                                                  Plaintiff, David Dadon





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile



               Plaintiff's Motion for Preliminary Injunction - 17

BRIAN I. GLICKER (SBN 165866)
SHIREEN MOHSENZADEGAN (SBN 237882)
GLICKER & ASSOCIATES
A Professional Law Corporation
15303 Ventura Blvd., Suite 400
Sherman Oaks, California 91403
Telephone: (818) 788-8886
Fax: (818) 788-8098

Attorneys for Plaintiff

                          UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA

David Dadon, an Individual;             ) Case No.: CV06-4172 GPS(RCx)
                   Plaintiff,           )
                                        ) Declaration of David Dadon in Support
                                        ) of Motion of Plaintiff David Dadon for
                                        ) Preliminary Injunction
         vs.                            )
                                        )
Brookmount Explorations, Inc.; a        )
Nevada Corporation; Peter Flueck, an    )
Individual; Zaf Sagur, an Individual;   )
and Does 1 through 10 inclusive;        )
                   Defendants.          )
                                        )
                                        )
                                        )
                                        )
                                        )
                                        )
                                        )
-----------------------------------------



                           DECLARATION OF DAVID DADON
                           --------------------------

I, David Dadon, declare as follows:

     1. I am the Plaintiff herein and I make this declaration based upon my personal knowledge and if called upon to testify hereto I could and would competently so testify.

     2. On December 7, 2006 I signed a Letter of Intent with Brookmount Explorations in anticipation of a formal agreement with them.





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile




================================================================================
                                     - 1 -
Declaration of David Dadon in Support of Motion of Plaintiff David Dadon for Preliminary Injunction

     3. On December 31, 2005 I signed a written employment contract with Brookmount Explorations to serve as a member of the Board of Directors, Chairman of the Board of Directors, and Brookmount's Corporate Secretary for two years.

     4.   On April 26, 2006 I was removed from Brookmount Explorations.

     5. Defendants' published numerous false statements about me, which are readily available to the public about my work at Brookmount Explorations and my personal work ethic. Including, but not limited to, accusations of criminal activities which I did not commit.

     6. On June 30, 2006 I filed a complaint in US Federal Court, case number CV06-4172 GPS (RCx), for breach of contract, libel, false light, breach of employment contract with specified term, employer's breach of implied covenant of good faith and fair dealing, fraud and intentional deceit, negligent interference with prospective business advantage, liability of corporate director or officer for corporation's wrongful conduct, intentional infliction of emotional distress, and negligent infliction of emotional distress.

     7.   I am a 25% stockholder in Brookmount Explorations.

     8. Brookmount Explorations has not had a shareholder meeting in over five years.

     9. I spoke with West Coast Stock Transfer's President on July 7, 2006. He advised me that Zaf Sangur terminated them on July 7, 2006. I do not believe there was any authority to terminate West Coast Stock Transfer





                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile




================================================================================
                                     - 2 -
Declaration of David Dadon in Support of Motion of Plaintiff David Dadon for Preliminary Injunction
          because a board of director's meeting and resolutions would be required. I have not received any notice of a meeting and I do not approve of this termination. The directors of a public trading company have no authority to handle transfer agent functions and responsibilities.

     10. I am currently seeking a stay away order against Zaf Sangur, as Mr. Sangur has continually and perpetually threatened and endangered me and my wife since being served with the complaint in this matter.

I declare, under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

         Executed this 18th day of July, 2006 at Sherman Oaks, California.


                                                       /s/ David Dado
                                                       -------------------------
                                                       David Dadon









                              GLICKER & ASSOCIATES
                         15303 Ventura Blvd., Suite 400
                             Sherman Oaks, CA 91403
              (818) 788-8886 Telephone / (818) 788-8098 Facsimile




================================================================================
                                     - 3 -
Declaration of David Dadon in Support of Motion of Plaintiff David Dadon for Preliminary Injunction